UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2005

CCI Group, Inc.

(Exact name of Registrant as specified in charter)

Utah                   333-40954                  87-0648148

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)           File Number)             Identification No.)

405 Park Avenue, 10th Floor, New York, New York              10022

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: 212-421-1400.

 (Former name or former address, if changed, since last report)

#

ITEM 5.03. Amendment to Articles of Incorporation, By-Laws, and Change of Fiscal Year.

On August 16, 2005, we filed a Certificate of Amendment to Articles of Incorporation with the Secretary of State of Utah. The Certificate of Amendment designates a class of preferred stock called Series A, Non Voting, Convertible Preferred Stock, and sets forth the rights, privileges and preferences of the Series A Preferred Stock. The authorized number of shares of the Series A Preferred Stock is 1,000,000. The Certificate of Amendment was approved by the Company’s Board of Directors.

The following summarizes the features of the Series A Preferred Stock:

*

Stated Value:  The stated value of each share of the Series A Preferred Stock is $25.00.

*

Dividends:  Dividends on the Series A Preferred Stock are payable quarterly on the first day of November, February, May, August on the stated value at the following rates during the respective periods;

•

during years 1 and 2 from the date of issuance at the annual rate of prime,

•

during year 3 from the date of issuance at the annual rate of the prime plus 2%, and

•

thereafter at the annual rate of prime plus 3%.

The record date, for purposes of calculating Series A Preferred Stock dividends, shall be the close of business the day prior to the payment due date.

*

Conversion and Other Rights: Each share of the Series A Preferred Stock is convertible into 50 shares of the Company’s common stock at the option of the holder at any time, or at the option of the Company at any time after 1 year from the issuance date, if during such period the average closing price of the Company’s common stock as traded on the Company’s primary securities market is greater than $1.00 per share during any 10 consecutive day period. The Series A Preferred Stock shall have no voting rights, and there is no sinking fund for redemption of the Series A Preferred Stock.

*

Voluntary Redemption:  Subject to the conversion rights of the holders, the Series A Preferred Stock may be redeemed by the Company, in whole or in part, with 30 days prior written notice to the holders, at a price equal to 106% of the stated value.

*

Liquidation Rights.  In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of the Series A Preferred Stock are entitled to receive the liquidation price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of the Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series A Preferred Stock.  The holders of the Series A Preferred Stock will not be entitled to receive the liquidation price of such shares until the liquidation price of any other series or class of the Company's stock hereafter issued which ranks senior as to the liquidation rights to the Series A Preferred Stock ("senior liquidation stock") has been paid in full. No such senior liquidation stock shall be issued without the approval of holders of a majority of the Series A Preferred Stock.  After payment in full of the liquidation price of the shares of the Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

The Certificate of Amendment is attached as an exhibit hereto, and the above description is qualified in its entirety by the terms and provisions therein.

In addition, the Company granted the holders of the Series A Preferred Stock “piggy back” registration rights with respect to any registration statement filed pursuant to the Securities Act of 1933, as amended (“Act”) with the Securities and Exchange Commission under Form S-1, Form S-2, or Form SB-2.  The registration rights relate to the common stock issuable upon conversion, however, are subject to the approval of any lender who provides financing to the Company. In addition the Company will not be obligated to include such shares in a registration statement if the holder is eligible to resell such securities pursuant to Rule 144 under the Act. Although the common stock may be registered with the Securities and Exchange Commission, the ability of each subscriber to resell the common stock will be subject to the market liquidity for the Company’s common stock, and the "blue sky" requirements of the respective state or states

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.

Document

10.20

Certificate of Amendment to Articles of Incorporation regarding the

Series A Preferred Stock dated August 15, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   CCI Group, Inc.

Date: September 30, 2005

                                               /s/ Fred W. Jackson, Jr.

                                                    Fred W. Jackson, Jr.

                                                    President

#